EXHIBIT 99.1

Synthesis Energy Systems, Inc. Reports Largest of Three Aluminum Corporation of China Industrial Fuel Facilities, in Henan Province, Enters Commissioning Phase

HOUSTON, April 05, 2016 (GLOBE NEWSWIRE) -- Synthesis Energy Systems, Inc. (SES) (NASDAQ:SYMX), the global leader of full-range feedstock flexibility in advanced energy gasification technology, producing clean and economical syngas to replace expensive imported natural gas and LNG based energy, reported a progress update related to its Tianwo-SES Clean Energy Technologies Company Joint Venture in China. The largest of the three previously announced natural gas replacement projects licensed by Tianwo-SES and under construction for Aluminum Corporation of China Limited (NYSE:ACH) (HKEx:2600) (SSE:601600), and the final project of this order, has entered the commissioning phase. Members of SES’s Zao Zhuang New Gas Company Joint Venture are onsite at the facility, located in Henan Province, to support the commissioning and startup. Initial syngas production from two of Henan’s four SES Gasification Technology (SGT) systems was achieved in March.

“We are pleased to enter the commissioning of the final Aluminum Corporation of China syngas facility, at Henan Province, which completes the expansion of SES’s installed base from five to 12 commercial gasification systems in China. The other two facilities continue to deliver strong performance,” said DeLome Fair, SES President and CEO. “I congratulate our Tianwo-SES and SES teams on the latest milestone achievement at Henan which continues to illustrate the fast-track construction of these cleaner coal-to-gas industrial fuel projects that boast superior environmental performance and lower cost.”

The Aluminum Corporation of China facilities, located adjacent to existing aluminum production plants, are designed to manufacture clean, lower-cost syngas from SGT, to replace expensive imported natural gas. The SGT feedstock is locally sourced coal. The Henan facility, with four systems, was designed for a syngas capacity of 120,000 Nm3/hr. The first plant, in Zibo City, Shandong Province, with two systems and a syngas capacity of 80,000 Nm3/hr., came online in June 2015 and has successfully completed a 90-day continuous full-load operation test run. Tianwo-SES has reported daily cost savings at Zibo City of approximately $50,000, due to the syngas generation replacing the need to purchase high-cost natural gas. Commissioning of the single-system plant in Xing County, Shanxi Province, commenced in January 2016.

Total construction order commitments of approximately 650 million Yuan (approximately $100 million) for the three projects were announced in December 2014 between Aluminum Corporation of China, China's largest alumina and primary aluminum producer, and Innovative Coal Chemical Design Institute (Shanghai) Co., Ltd. (ICCDI). ICCDI is the general contractor supplying all the engineering, construction and balance of plant equipment for the three projects. The total order value for these projects to Tianwo-SES for technology and equipment supply from ICCDI, a subsidiary of Suzhou Tianwo Technology Co., Ltd. (Thvow) (Shenzhen listing code:002564), is expected to be 140.3 million Yuan (approximately $21.6 million). Tianwo-SES Clean Energy Technologies Co., Ltd. (Tianwo-SES) is SES's joint venture with Thvow.

About Synthesis Energy Systems, Inc.

Synthesis Energy Systems (SES) is a Houston-based technology company focused on bringing clean high-value energy to developing countries from low-cost and low-grade coal, biomass and municipal wastes through its proprietary gasification technology based upon U-Gas®, licensed from the Gas Technology Institute. The SES Gasification Technology (SGT) can produce clean, low-cost syngas for power generation, industrial fuel gas, chemicals and transportation fuels, replacing expensive natural gas and LNG based energy. SGT enables Growth With Blue Skies, and greater fuel flexibility for both large-scale and efficient small- to medium-scale operations close to fuel sources. Fuel sources include low-rank, low-cost high ash, high moisture coals, which are significantly cheaper than higher grade coals, many coal waste products, biomass, and municipal waste feedstocks. For more information, please visit: www.synthesisenergy.com.

About Tianwo-SES Clean Energy Technologies Co., Ltd.

Tianwo-SES Clean Energy Technologies Co., Ltd. (Tianwo-SES) is a joint venture between Synthesis Energy System’s wholly owned subsidiary, SES Asia Technologies, Ltd. and Suzhou Tianwo Technology Co., Ltd. (Thvow). The joint venture was formed in 2014 to bring clean energy technologies and turnkey SES gasification systems to China and select Asian markets, combining SES’s advanced proprietary gasification technology with the market reach of one of China’s leading coal-chemical equipment manufacturers. The joint venture's target markets also include Indonesia, Malaysia, Mongolia, the Philippines, and Vietnam. SES owns 35%, and STT owns 65%, of Tianwo-SES. For more information on Thvow, visit: http://www.thvow.com/main_en.

About Innovative Coal Chemical Design Institute (Shanghai) Co., Ltd.

Innovative Coal Chemical Design Institute (Shanghai) Co., Ltd. (ICCDI) is based on the restructuring of Coking Design Institute of Shanghai Pacific Chemical Company affiliated Shanghai Huayi Group which is the largest and oldest chemical group under Shanghai municipal government. On October 15, 2010, ICCDI was transformed from a state-owned company into private one, and is 95% owned by Suzhou Tianwo Technology Co., Ltd. (Thvow). ICCDI is a Class-A design institute with class-A license in chemicals design, class-A license in engineering consulting and class-A license in Evaluation on energy saving. For more information on ICCDI, visit: http://www.iccdi.com.cn/en/.

About Aluminum Corporation of China Limited

Aluminum Corporation of China Limited (CHALCO) is China’s largest alumina and primary aluminum producer and the world’s second largest alumina producer. CHALCO was established as a joint stock limited company in the People’s Republic of China on September 10, 2001 by way of promotion by Aluminum Corporation of China (CHINALCO), Guangxi Investment (Group) Co., Ltd. and Guizhou Provincial Materials Development and Investment Corporation. With a registered capital of RMB 11.049 billion, CHALCO owns ten branches, one research institute, and 12 subsidiaries. It was listed on the New York Stock Exchange, Inc. and the Hong Kong Stock Exchange on December 11 and 12, 2001, respectively (NYSE: ACH; Hong Kong listing code: 2600; Shanghai Stock Exchange listing code: 601600). For more information on CHALCO, visit: http://www.chalco.com.cn/zlgfen/index.htm

SES Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our ability to successfully partner our technology business; our ability to successfully develop the SES licensing business; events or circumstances which result in an impairment of assets; our ability to reduce operating costs; our ability to timely complete our proposed projects with CHALCO; our ability to operate our Yima joint ventures profitably; our ability to make distributions and repatriate earnings from our Chinese operations; our limited history, and viability of our technology; commodity prices, including in particular methanol; the availability and terms of financing; our ability to obtain the necessary approvals and permits for future projects; our ability to raise additional capital, if any; our ability to estimate the sufficiency of existing capital resources; the sufficiency of internal controls and procedures; and our results of operations in countries outside of the U.S., where we are continuing to pursue and develop projects. Although SES believes that in making such forward-looking statements our expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected by us. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Contact:

MDC Group
Investor Relations:
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Arsen Mugurdumov
414.351.9758
IR@synthesisenergy.com

Media Relations:
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